UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2010

WEBSENSE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-30093	#51-0380839
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10240 Sorrento Valley Road, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 320-8000

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 22, 2010, Websense, Inc. (“Websense”) entered into a new credit agreement with a syndicate of lenders led by Bank of America, N.A. and arranged by Banc of America Securities LLC and KeyBank National Association (the “Credit Agreement”). The Credit Agreement provides for a secured revolving credit facility that matures five years after the date the Credit Agreement becomes effective (anticipated to occur on or about October 29, 2010) with an initial maximum aggregate commitment of $120 million, including a $15 million sublimit for issuances of letters of credit and a $5 million sublimit for swing line loans. Websense may increase the maximum aggregate commitment under the Credit Agreement to up to $200 million if certain conditions are satisfied, including that Websense is not in default under the Credit Agreement at the time of the increase and that Websense obtain the commitment of the lenders participating in the increase. Currently, all of the revolving line of credit and the swing line of credit remain unused, and Websense has not requested any letters of credit under the Credit Agreement. Websense intends to request an advance under the Credit Agreement to be funded on or about October 29, 2010, and use the proceeds of such advance to pay off its outstanding term loans under its existing credit facility and terminate that facility.

Loans under the Credit Agreement are designated at Websense’s election as either base rate or Eurodollar rate loans. Base rate loans bear interest at a rate equal to the highest of (i) the federal funds rate plus 0.5%, (ii) the Eurodollar rate plus 1.00%, and (iii) Bank of America’s prime rate, in each case plus a margin set forth below. Eurodollar rate loans bear interest at a rate equal to (i) the Eurodollar rate, plus (ii) a margin set forth below.

The applicable margins until the date that Websense files its Form 10-K for the fiscal year ended December 31, 2010, are 0.75% for base rate loans and 1.75% for Eurodollar rate loans. Thereafter the applicable margins are determined by reference to Websense’s leverage ratio at the end of each calendar quarter, as set forth in the table below:

Consolidated Leverage Ratio	Eurodollar Rate Loans	Base Rate Loans
<1.25:1.0	1.75%	0.75%
≥1.25:1.0	2.00%	1.00%

For each commercial Letter of Credit, Websense must pay a fee equal to 0.125% per annum times the daily amount available to be drawn under such Letter of Credit and, for each standby Letter of Credit, Websense must pay a fee equal to the applicable margin for Eurodollar rate loans times the daily amount available to be drawn under such Letter of Credit. A quarterly commitment fee is payable to the lenders in an amount equal to the unused portion of the credit facility multiplied by 0.25%.

Indebtedness under the Credit Agreement is secured by substantially all of Websense’s assets, including pledges of stock of certain of its subsidiaries (subject to limitations in the case of foreign subsidiaries) and by secured guarantees by its domestic subsidiaries. The Credit Agreement contains affirmative and negative covenants, including an obligation to maintain a certain consolidated leverage ratio and consolidated interest coverage ratio and restrictions on Websense’s ability to borrow money, to incur liens, to enter into mergers and acquisitions, to make dispositions, to pay cash dividends or repurchase capital stock, and to make investments, subject to certain exceptions. For example, the Credit Agreement permits Websense to repurchase its securities so long as it is not in default under the Credit Agreement, has complied with all of its financial covenants, and has liquidity of at least $20 million; provided, however, if, after giving effect to any repurchases, Websense’s leverage ratio is greater than 1.75:1, such repurchases cannot exceed $10 million in the aggregate in any fiscal year. The Credit Agreement does not require Websense to use excess cash to pay down the debt.

The Credit Agreement provides for acceleration of Websense’s obligations under the Credit Agreement upon certain events of default. The events of default include, without limitation, failure to pay loan amounts when due, any material inaccuracy in Websense’s representations and warranties, failure to observe covenants, defaults on any other indebtedness, entering bankruptcy, existence of a judgment or decree against Websense or its subsidiaries involving an aggregate liability of $10 million or more, the security interest or guarantee ceasing to be in full force and effect, any person becoming the beneficial owner of more than 35% of Websense’s outstanding common stock, or Websense’s board of directors ceasing to consist of a majority of Continuing Directors, where “Continuing Directors” means the current members of Websense’s Board of Directors and each other director nominated for election to its Board of Directors by at least a majority of the Continuing Directors.

The foregoing description of the Credit Agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On October 26, 2010, Websense issued a press release announcing its financial results for the quarter ended September 30, 2010. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item and the exhibit attached hereto are being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that Section. The information in this Item and the exhibit attached hereto shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, whether filed before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

Please see the disclosure set forth under “Item 1.01 Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 2.03.

ITEM 8.01.	OTHER EVENTS

On April 3, 2003, Websense announced that its Board of Directors authorized a stock repurchase program of up to 4 million shares of its common stock. On August 15, 2005, Websense announced that its Board of Directors increased the size of the stock repurchase program by an additional 4 million shares, for a total program size of up to 8 million shares. On July 25, 2006, Websense increased the size of its stock repurchase program by an additional 4 million shares, for a total program size of up to 12 million. On January 31, 2010, Websense’s Board of Directors increased the size of its stock repurchase program by an additional 4 million shares, for a total program size of up to 16 million shares. On October 26, 2010, Websense announced that its Board of Directors increased the size of its stock repurchase program by an additional 8 million shares, for a total program size of up to 24 million shares.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.

Number	Description

10.1	Credit Agreement, dated October 22, 2010, among Websense, Inc., PortAuthority Technologies, Inc., Karabunga, Inc., Bank of America, N.A. and the other Lenders (as defined therein).

99.1	Press release issued by Websense, Inc. on October 26, 2010 relating to financial results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSENSE, INC.

Date: October 26, 2010	/s/ Arthur S. Locke III
Arthur S. Locke III
Chief Financial Officer (principal financial and accounting officer)

INDEX TO EXHIBITS

Number	Description

10.1	Credit Agreement, dated October 22, 2010, among Websense, Inc., PortAuthority Technologies, Inc., Karabunga, Inc., Bank of America, N.A. and the other Lenders (as defined therein).

99.1	Press release issued by Websense, Inc. on October 26, 2010 relating to financial results.